SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 28, 2001

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                                   KROLL INC.
            (Exact name of registrant as specified in its charter)



             Ohio                     000-21629             31-1470817
(State or other jurisdiction of      (Commission         (I.R.S. employer
 incorporation or organization)      file number)       identification no.)




     900 Third Avenue New York, NY                              10022
(Address of principal executive offices)                      (Zip code)


Registrant's telephone number, including area code:  (212) 593-1000

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Item 4.     Changes in Registrant's Certifying Accountants

      On September 28, 2001, Kroll Inc. (the "Company") appointed Deloitte & Touche LLP as the independent accounting firm to audit the financial statements of the Company for the year ended December 31, 2001, replacing Arthur Andersen LLP (the "Former Accountants"). This decision was approved by the Audit Committee of the Board of Directors on September 28, 2001.

      During the Company's two most recent fiscal years and the subsequent interim period through September 28, 2001, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants, would have caused them to make reference to the subject matter of the disagreement in their report. None of the Former Accountants' reports on the Company's financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

      In early 2001, the Company was advised by the Former Accountants of a material weakness in the ability to close the books of certain of the Company's business units, which units were subsequently sold. The material weakness that had affected the Company no longer exists since these business units are no longer a part of the continuing business of the Company.

      In addition, there were no other events in accordance with Item 304(a)(1)(v) (A)-(D) of Regulation S-K.

      A letter from the Former Accountants addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K, stating that they agree with the statements made by the Company in this Report, is filed as an Exhibit hereto.

Item 7.     Financial Statements, Pro Forma Financial Statements and Exhibits.

            (c)    Exhibits

            16.1 Letter from Arthur Andersen LLP addressed to the Securities and Exchange Commission in accordance with Item 304(a)(3) of Regulation S-K.




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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              KROLL INC.



                              By: /s/ Nazzareno Paciotti
                                 -----------------------------------
                                 Name:  Nazzareno Paciotti
                                 Title: Chief Financial Officer



Date:  October 5, 2001








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